EXHIBIT 99.7

Schedule A

Transactions during the past 60 days

Date	Covered Person	Type of Transaction	Number of Shares	Price per Share
03/10/2025	Karen Seaberg(1)	Sale	1,467	$34.19
03/10/2025	Karen Seaberg(2)	Sale	1,476	$34.18
03/10/2025	Karen Seaberg(3)	Sale	2,931	$34.12(4)
03/10/2025	Karen Seaberg(5)	Sale	5,626	$33.53(6)
03/10/2025	Karen Seaberg(5)	Sale	8,703	$34.51(7)
03/10/2025	Karen Seaberg(5)	Sale	671	$35.10(8)
03/11/2025	Karen Seaberg(9)	Sale	40,890	$31.49(10)
03/11/2025	Karen Seaberg(9)	Sale	9,455	$32.21(11)
03/11/2025	Karen Seaberg(5)	Sale	5,348	$32.59(12)
03/11/2025	Karen Seaberg(5)	Sale	395	$33.13(13)
03/11/2025	Karen Seaberg(14)	Sale	2,772	$31.53(15)
03/11/2025	Karen Seaberg(14)	Sale	322	$32.23(16)
03/11/2025	Karen Seaberg(9)	Sale	71,240	$31.50(17)
03/11/2025	Karen Seaberg(9)	Sale	9,205	$32.12(18)
03/11/2025	Karen Seaberg(5)	Sale	8,028	$31.51(19)
03/11/2025	Karen Seaberg(5)	Sale	1,254	$32.11(20)
03/12/2025	Karen Seaberg(14)	Sale	70	$30.50(21)
03/12/2025	Karen Seaberg(5)	Sale	220	$30.50(22)
03/12/2025	Karen Seaberg(5)	Sale	36,739	$30.35(23)
03/12/2025	Karen Seaberg(5)	Sale	2,375	$30.93(24)
03/13/2025	Karen Seaberg(9)	Sale	1,985	$30.47(25)
03/13/2025	Karen Seaberg(5)	Sale	16,974	$30.69(26)
03/13/2025	Karen Seaberg(5)	Sale	9,345	$31.12(27)

(1)	Shares were sold by the Melissa A. Huntington GST Exempt Trust.
(2)	Shares were sold by the Lori A. Mingus GST Exempt Trust.
(3)	Shares were sold by the Karen Seaberg IRA.
(4)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $33.31 to $33.92 per share.
(5)	Shares were sold by the Seaberg Partnership.
(6)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $34.01 to $34.99 per share.
(7)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $35.01 to $35.14 per share.
(8)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $35.01 to $35.14 per share.
(9)	Shares were sold by the Cray Partnership.
(10)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $31.09 to $31.97 per share.

(11)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $32.00 to $32.52 per share.
(12)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $32.29 to $32.90 per share.
(13)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $33.03 to $33.33 per share.
(14)	Shares were sold by the Karen Cray Seaberg Revocable Trust.
(15)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $31.30 to $31.87 per share.
(16)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $32.10 to $32.32 per share.
(17)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $31.11 to $31.93 per share.
(18)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $32.01 to $32.37 per share.
(19)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $31.14 to $31.96 per share.
(20)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $32.02 to $32.30 per share.
(21)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $30.06 to $30.74 per share.
(22)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $30.13 to $30.72 per share.
(23)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $29.85 to $30.70 per share.
(24)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $30.71 to $31.29 per share.
(25)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $30.06 to $30.76 per share.
(26)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $30.03 to $31.00 per share.
(27)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $31.01 to $31.35 per share.